As filed with the Securities and Exchange Commission on November 19, 2012

Registration No. 333-183671

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alon USA Partners, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	46-0810241
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12700 Park Central Dr., Suite 1600

Dallas, TX 75251

(972) 367-3600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Shai Even

James Ranspot

12700 Park Central Dr., Suite 1600

Dallas, TX 75251

(972) 367-3600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mike Rosenwasser Gillian Hobson Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 Tel: (212) 237-0000 Fax: (212) 237-0100	Sean T. Wheeler Divakar Gupta Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Tel: (713) 546-5400 Fax: (713) 546-5401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Alon USA Partners, LP is filing this Amendment No. 7 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-183671) as an exhibit-only filing to file Exhibits 10.35 and 10.36 and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the New York Stock Exchange listing fee the amounts set forth below are estimates.

SEC registration fee	$26,358
FINRA filing fee	35,000
Printing and engraving expenses	450,000
Fees and expenses of legal counsel	1,500,000
Accounting fees and expenses	660,000
Transfer agent and registrar fees	5,500
New York Stock Exchange listing fee	250,000
Miscellaneous	133,142

Total	$3,000,000

ITEM 14.	INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” is incorporated herein by reference and discloses that we will generally indemnify the directors and officers of our general partner and Alon Energy to the fullest extent permitted by law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in the second amended and restated partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Alon USA Partners GP, LLC, our general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. The Registrant may enter into indemnity agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s limited liability company agreement and to provide additional procedural protections.

The underwriting agreement that we expect to enter into with the underwriters, to be filed as Exhibit 1.1 to this registration statement, will contain indemnification and contribution provisions.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On August 17, 2012, in connection with the formation of Alon USA Partners, LP, we issued (i) the non-economic general partner interest in us to Alon USA Partners GP, LLC and (ii) the 100.0% limited partner interest in us to Alon Assets, Inc. for $1,000.00. The issuance was exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1**	—	Certificate of Limited Partnership of Alon USA Partners, LP

3.2**	—	Agreement of Limited Partnership of Alon USA Partners, LP

3.3**	—	Form of Amended and Restated Limited Partnership Agreement of Alon USA Partners, LP (included as Appendix A in the prospectus in this Registration Statement)

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1**	—	Form of Contribution Agreement

10.2**	—	Form of Omnibus Agreement

10.3**	—	Form of Services Agreement

10.4**	—	Form of Tax Sharing Agreement

10.5**	—	Form of New Term Loan Facility

10.6**	—	Credit Agreement, dated June 22, 2006, by and among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.1 to Alon USA Energy, Inc.’s Current Report on Form 8-K filed on June 26, 2006, File No. 001-32567)

10.7**	—	Amendment No. 1 to the Credit Agreement, dated as of February 28, 2007, by and among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.3 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on March 5, 2007, File No. 001-32567)

10.8**	—	Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on June 26, 2006, File No. 001-32567)

10.9**	—	First Amendment to Amended Revolving Credit Agreement, dated as of August 4, 2006, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.25 to Alon USA Energy Inc.’s Annual Report on Form 10-K, filed on March 15, 2007, File No. 001-32567)

10.10**	—	Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, Alon USA, LP, Edgington Oil Company, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on March 5, 2007, File No. 001-32567)

10.11**	—	Third Amendment to Amended Revolving Credit Agreement, dated as of June 29, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA Energy, Inc., Alon USA, LP, the guarantor companies and financial institutions named therein, Israel Discount Bank of New York and Bank Leumi USA (incorporated by reference to Exhibit 10.1 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on July 20, 2007, File No. 001-32567)

10.12**	—	Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 2, 2008, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.4 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on July 10, 2008, File No. 001-32567)

10.13**	—	Fifth Amendment to Amended Revolving Credit Agreement, dated as of July 31, 2009, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.3 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed on August 6, 2009, File No. 001-32567)

10.14**	—	Sixth Amendment to Amended Revolving Credit Agreement, dated as of May 10, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed on May 10, 2010, File No. 001-32567)

10.15**	—	Seventh Amendment to Amended Revolving Credit Agreement, dated as of June 1, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed by the Company on August 9, 2010, File No. 001-32567)

10.16**	—	Eighth Amendment to Amended Revolving Credit Agreement, dated as of June 16, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed by the Company on August 9, 2010, File No. 001-32567)

10.17**	—	Ninth Amendment to Amended Revolving Credit Agreement, dated as of February 22, 2011, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.22 to Alon USA Energy Inc.’s Annual Report on Form 10-K, filed by the Company on March 15, 2011, File No. 001-32567)

10.18**	—	Tenth Amendment to Amended Revolving Credit Agreement, dated as of March 6, 2012, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.21 to Alon USA Energy Inc.’s Annual Report on Form 10-K, filed by the Company on March 13, 2012, File No. 001-32567)

10.19**	—	Amended and Restated Supply and Offtake Agreement dated as of March 1, 2011 between J. Aron & Company and Alon USA, LP (incorporated by reference to Exhibit 10.1 to Alon USA Energy, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2011, File No. 001-32567)

10.20**	—	Amendment to Supply and Offtake Agreement dated as of July 20, 2012 between J. Aron & Company and Alon USA, LP (incorporated by reference to Exhibit 10.4 to Alon USA Energy, Inc.’s Quarterly Report on Form 10-Q filed on August 9, 2012, File No. 001-32567)

10.21**†	—	Form of Alon USA Partners, LP 2012 Long-Term Incentive Plan

10.22**†	—	Directors’ Compensation Summary

10.23**	—	Pipeline and Terminals Agreement, dated February 28, 2005, between Alon USA, LP and Holly Energy Partners, L.P. (incorporated by reference to Exhibit 10.8 to Alon USA Energy, Inc.’s Registration Statement on Form S-1, filed May 11, 2005, Registration No. 333-124797)

10.24**	—	First Amendment of Pipelines and Terminals Agreement, effective as of September 1, 2008, between Holly Energy Partners, L.P. and Alon USA, LP

10.25**	—	Second Amendment to Pipelines and Terminals Agreement, dated as of March 1, 2011, between Holly Energy Partners, L.P. and Alon USA, LP

10.26**	—	Third Amendment to Pipelines and Terminals Agreement, dated as of June 6, 2011, between Holly Energy Partners, L.P. and Alon USA, LP

10.27**	—	Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, L.P. (incorporated by reference to Exhibit 10.1 to Alon USA Energy, Inc.’s Current Report on Form 8-K filed on February 5, 2008, File No. 001-32567)

10.28**	—	Pipeline Lease Agreement, dated as of February 21, 1997, between Navajo Pipeline Company and American Petrofina Pipe Line Company (incorporated by reference to Exhibit 10.6 to Alon USA Energy, Inc.’s Registration Statement on Form S-1, filed May 11, 2005, Registration No. 333-124797)

10.29**	—	Connection and Shipping Agreement, dated June 14, 2006, by and between Centurion Pipeline L.P. and Alon USA, LP

10.30**	—	Amendment No. 1 to Connection and Shipping Agreement, effective as of April 1, 2012, by and between Alon USA, LP and Centurion Pipeline L.P.

10.31**	—	Form of Distributor Sales Agreement

10.32**	—	Form of Offtake Agreement

10.34**†	—	Form of Restricted Stock Award Agreement

10.35	—	Eleventh Amendment to Amended Revolving Credit Agreement, dated November 13, 2012, by and among Alon USA Partners, LP, Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein

10.36	—	Twelfth Amendment to Amended Revolving Credit Agreement, dated as of November 16, 2012, by and among Alon USA Partners, LP, Alon USA LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein

21.1**	—	List of Subsidiaries of Alon USA Partners, LP

23.1**	—	Consent of KPMG LLP

23.2**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.4**	—	Consent of Director Nominee (Morris)

23.5**	—	Consent of Director Nominee (Bader)

23.6**	—	Consent of Director Nominee (Biran)

23.7**	—	Consent of Director Nominee (Raff)

23.8**	—	Consent of Director Nominee (Weissman)

23.9**	—	Consent of Director Nominee (Ventura)

24.1**	—	Powers of Attorney (contained on page II-4)

**	Previously filed.
†	Compensatory plan or arrangement.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with Alon USA Partners GP, LLC, our general partner, or any of its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to, Alon USA Partners GP, LLC or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on November 19, 2012.

ALON USA PARTNERS, LP

By:	Alon USA Partners GP, LLC

By:	/s/ Paul Eisman
Name:	Paul Eisman
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Paul Eisman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2012
Paul Eisman

*	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 19, 2012
Shai Even

*	Executive Chairman	November 19, 2012
David Wiessman

*By:	/s/ Paul Eisman
Paul Eisman Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1**	—	Certificate of Limited Partnership of Alon USA Partners, LP

3.2**	—	Agreement of Limited Partnership of Alon USA Partners, LP

3.3**	—	Form of Amended and Restated Limited Partnership Agreement of Alon USA Partners, LP (included as Appendix A in the prospectus in this Registration Statement)

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1**	—	Form of Contribution Agreement

10.2**	—	Form of Omnibus Agreement

10.3**	—	Form of Services Agreement

10.4**	—	Form of Tax Sharing Agreement

10.5**	—	Form of New Term Loan Facility

10.6**	—	Credit Agreement, dated June 22, 2006, by and among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.1 to Alon USA Energy, Inc.’s Current Report on Form 8-K filed on June 26, 2006, File No. 001-32567)

10.7**	—	Amendment No. 1 to the Credit Agreement, dated as of February 28, 2007, by and among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (incorporated by reference to Exhibit 10.3 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on March 5, 2007, File No. 001-32567)

10.8**	—	Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on June 26, 2006, File No. 001-32567)

10.9**	—	First Amendment to Amended Revolving Credit Agreement, dated as of August 4, 2006, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.25 to Alon USA Energy Inc.’s Annual Report on Form 10-K, filed on March 15, 2007, File No. 001-32567)

10.10**	—	Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, Alon USA, LP, Edgington Oil Company, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on March 5, 2007, File No. 001-32567)

10.11**	—	Third Amendment to Amended Revolving Credit Agreement, dated as of June 29, 2007, to the Amended Revolving Credit Agreement, dated as of June 22, 2006, among Alon USA Energy, Inc., Alon USA, LP, the guarantor companies and financial institutions named therein, Israel Discount Bank of New York and Bank Leumi USA (incorporated by reference to Exhibit 10.1 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on July 20, 2007, File No. 001-32567)

10.12**	—	Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 2, 2008, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.4 to Alon USA Energy Inc.’s Current Report on Form 8-K, filed on July 10, 2008, File No. 001-32567)

10.13**	—	Fifth Amendment to Amended Revolving Credit Agreement, dated as of July 31, 2009, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.3 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed on August 6, 2009, File No. 001-32567)

10.14**	—	Sixth Amendment to Amended Revolving Credit Agreement, dated as of May 10, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed on May 10, 2010, File No. 001-32567)

10.15**	—	Seventh Amendment to Amended Revolving Credit Agreement, dated as of June 1, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.1 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed by the Company on August 9, 2010, File No. 001-32567)

10.16**	—	Eighth Amendment to Amended Revolving Credit Agreement, dated as of June 16, 2010, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.2 to Alon USA Energy Inc.’s Quarterly Report on Form 10-Q, filed by the Company on August 9, 2010, File No. 001-32567)

10.17**	—	Ninth Amendment to Amended Revolving Credit Agreement, dated as of February 22, 2011, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.22 to Alon USA Energy Inc.’s Annual Report on Form 10-K, filed by the Company on March 15, 2011, File No. 001-32567)

10.18**	—	Tenth Amendment to Amended Revolving Credit Agreement, dated as of March 6, 2012, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (incorporated by reference to Exhibit 10.21 to Alon USA Energy Inc.’s Annual Report on Form 10-K, filed by the Company on March 13, 2012, File No. 001-32567)

10.19**	—	Amended and Restated Supply and Offtake Agreement dated as of March 1, 2011 between J. Aron & Company and Alon USA, LP (incorporated by reference to Exhibit 10.1 to Alon USA Energy, Inc.’s Quarterly Report on Form 10-Q filed on May 10, 2011, File No. 001-32567)

10.20**	—	Amendment to Supply and Offtake Agreement dated as of July 20, 2012 between J. Aron & Company and Alon USA, LP (incorporated by reference to Exhibit 10.4 to Alon USA Energy, Inc.’s Quarterly Report on Form 10-Q filed on August 9, 2012, File No. 001-32567)

10.21**†	—	Form of Alon USA Partners, LP 2012 Long-Term Incentive Plan

10.22**†	—	Directors’ Compensation Summary

10.23**	—	Pipeline and Terminals Agreement, dated February 28, 2005, between Alon USA, LP and Holly Energy Partners, L.P. (incorporated by reference to Exhibit 10.8 to Alon USA Energy, Inc.’s Registration Statement on Form S-1, filed May 11, 2005, Registration No. 333-124797)

10.24**	—	First Amendment of Pipelines and Terminals Agreement, effective as of September 1, 2008, between Holly Energy Partners, L.P. and Alon USA, L.P.

10.25**	—	Second Amendment to Pipelines and Terminals Agreement, dated as of March 1, 2011, between Holly Energy Partners, L.P. and Alon USA, LP

10.26**	—	Third Amendment to Pipelines and Terminals Agreement, dated as of June 6, 2011, between Holly Energy Partners, L.P. and Alon USA, LP

10.27**	—	Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, LP (incorporated by reference to Exhibit 10.1 to Alon USA Energy, Inc.’s Current Report on Form 8-K filed on February 5, 2008, File No. 001-32567)

10.28**	—	Pipeline Lease Agreement, dated as of February 21, 1997, between Navajo Pipeline Company and American Petrofina Pipe Line Company (incorporated by reference to Exhibit 10.6 to Alon USA Energy, Inc.’s Registration Statement on Form S-1, filed May 11, 2005, Registration No. 333-124797)

10.29**	—	Connection and Shipping Agreement, dated June 14, 2006, by and between Centurion Pipeline L.P. and Alon USA, LP

10.30**	—	Amendment No. 1 to Connection and Shipping Agreement, effective as of April 1, 2012, by and between Alon USA, LP and Centurion Pipeline L.P.

10.31**	—	Form of Distributor Sales Agreement

10.32**	—	Form of Offtake Agreement

10.34**†	—	Form of Restricted Stock Award Agreement

10.35	—	Eleventh Amendment to Amended Revolving Credit Agreement, dated November 13, 2012, by and among Alon USA Partners, LP, Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein

10.36	—	Twelfth Amendment to Amended Revolving Credit Agreement, dated as of November 16, 2012, by and among Alon USA Partners, LP, Alon USA LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein

21.1**	—	List of Subsidiaries of Alon USA Partners, LP

23.1**	—	Consent of KPMG LLP

23.2**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.4**	—	Consent of Director Nominee (Morris)

23.5**	—	Consent of Director Nominee (Bader)

23.6**	—	Consent of Director Nominee (Biran)

23.7**	—	Consent of Director Nominee (Raff)

23.8**	—	Consent of Director Nominee (Weissman)

23.9**	—	Consent of Director Nominee (Ventura)

24.1**	—	Powers of Attorney (contained on page II-4)

**	Previously filed.
†	Compensatory plan or arrangement.